Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (877) 681-3370. International Callers (719) 325-4940 (10 minutes before the call)

Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

Revenue of $38.3 million

ADJUSTED EBITDA of $13.1 million

ADJUSTED EPS of $0.31

NEW YORK, NY – May 7, 2009 – Bankrate, Inc. (Nasdaq: RATE), today reported financial results for the first quarter ended March 31, 2009. Total revenue for the first quarter was $38.3 million compared to $42.5 million reported in the first quarter of 2008, a decrease of 10%. Net income was $4.7 million or $0.25 per fully diluted share in the first quarter of 2009, compared to $6.8 million, or $0.35 per fully diluted share in the first quarter of 2008. Earnings per fully diluted share, excluding share-based compensation expense (“Adjusted EPS”), was $0.31 for the first quarter of 2009, compared to Adjusted EPS of $0.46 for the first quarter of 2008. Adjusted EPS, excluding intangible asset amortization and interest income (“Operating EPS”), for the first quarter of 2009 was $0.39 per share compared to $0.48 per share for the same period in 2008.

Earnings before interest, taxes, depreciation, and amortization, excluding share-based compensation expense (“Adjusted EBITDA”), were $13.1 million in the first quarter of 2009 compared to $16.1 million in the first quarter of 2008, a decline of 18%. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter 2009, including share-based compensation expense were $11.1 million compared to the $12.7 million reported in the first quarter 2008.

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“Given the difficult economic and financial environment for our advertising customers, particularly in the banking sector, we’re proud of our performance. Our consumer traffic continues to be strong and we believe that through our redesign and the diversification of our business that we are well-positioned for the future,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “As advertisers focus even more on the performance of their media spending, Bankrate will continue to be proven to be an environment where consumers come poised to transact and take action,” Mr. Evans added.

2009 Guidance

“Consistent with our previous earnings call, we will not be issuing guidance for 2009 as the environment continues to provide limited visibility.” Mr. Evans stated. “Bankrate has no debt and generates significant cash every month. We remain confident in our business over the long term and believe we are well positioned to take maximum advantage as the online advertising market improves. However, it is just difficult to predict how the economic environment plays out over the short term and how it will impact our business,” Mr. Evans added.

First Quarter 2009 Highlights

•	Total revenue for the quarter was $38.3 million, a decrease of 10%, or $4.2 million from the $42.5 million reported in the same period last year.

•	Adjusted EBITDA for the first quarter was $13.1 million, a decrease of $3.0 million, or 18% from the $16.1 million reported in the first quarter of 2008.

•	Online revenue for the first quarter was $36.5 million, a decrease of 9%, or $3.5 million from the $40.0 million reported in the same period last year.

•	Graphic advertising and lead generation revenue was $25.4 million, a decrease of 4%, or $1.0 million from the $26.4 million reported in the first quarter of 2008.

•	Hyperlink revenue for the quarter was $11.0 million, a decrease of 19%, or $2.6 million from the $13.6 million reported in the same period last year.

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•	Print publishing and licensing revenue for the first quarter was $1.9 million, a decrease of $0.6 million or 23%, compared to the $2.5 million reported in the first quarter of 2008.

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Page views for the first quarter were 199.5 million, a sequential increase of 21% over Q4 4008 and a decrease of 14.9 million, or 7%, compared to the 214.4 million reported in the first quarter of 2008. (The first quarter of 2008 was unusually high due to the previously disclosed January 2008 traffic spike.)

On April 1, 2009, the Company launched its redesigned Web site, Bankrate.com. The new site offers the following benefits to:

Consumers

•	Easier to navigate

•	Cleaner and less cluttered

•	New editorial features

•	More robust rate table experience

Advertisers

•	All ad formats to be IAB (Internet Advertising Bureau) compliant

•	Better integration opportunities

•	Greater flexibility to accommodate advertiser’s best performing units

•	More robust targeting and reporting

The Company

•	Architecture that will optimize traffic opportunities

•	Foundation for future personalization and registration

•	Ability to integrate other services across Bankrate’s network

“The new site is off to a great start. Consumer feedback has been positive and we’re confident that both our consumers and our advertisers will enjoy a better experience with the new and improved Bankrate.com Web site,” Mr. Evans commented.

May 7, 2009 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (877) 681-3370. International participants should dial: (719) 325-4940. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Web site: http://investor.bankrate.com/.

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Replay Information:

A replay of the conference call will be available beginning May 7, 2009 at 7:30 p.m. ET/ 4:30 p.m. PT through May 21, 2009. To listen to the replay, call (888) 203-1112 and use the passcode: 5030459. International callers should dial (719) 457-0820 and use the passcode: 5030459.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS and Operating EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure, InsureMe, CreditCardGuide.com and Bankaholic.com. Each of these businesses helps consumers make informed decisions about their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2008, Bankrate.com had nearly 72 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 500 newspapers.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, the effects of expanding our operations internationally, the ability of consumers to access our Online Network through non-PC devices, our ability to manage traffic on our Online Network and service interruptions, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, the effects of facing liability for content on our Online Network, the concentration of ownership of our common stock, the fluctuations of our results of operations from period to period, the accuracy of our financial statement estimates and assumptions, our ability to adapt to technological changes, the impact of legislative or regulatory changes affecting our business, changes in consumer spending and saving habits, changes in accounting principles, policies, practices or guidelines, effects of changes in the stock market and other capital markets, the strength of the United States economy in general. These and additional important factors to be considered are set forth under “Introductory Note,” “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

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Bankrate, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2009	December 31, 2008
Assets

Cash and cash equivalents	$47,038	$46,055
Accounts receivable, net of allowance for doubtful accounts of approximately
$1,026 and $1,566 at March 31, 2009 and December 31, 2008, respectively	21,023	22,567
Deferred income taxes, current portion	816	816
Prepaid expenses and other current assets	1,215	1,608

Total current assets	70,092	71,046

Furniture, fixtures and equipment, net	7,026	2,521
Deferred income taxes	7,413	7,413
Intangible assets, net	80,694	83,347
Goodwill	101,886	101,856
Other assets	667	4,567

Total assets	$267,778	$270,750

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable	$3,470	$3,723
Accrued expenses	8,638	5,665
Acquisition earn-out liability	—	11,750
Deferred revenue	1,086	1,018
Other current liabilities	15	16

Total current liabilities	13,209	22,172

Other liabilities	142	148

Total liabilities	13,351	22,320

Stockholders’ equity:
Preferred stock, 10,000,000 shares authorized and undesignated	—	—
Common stock, par value $.01 per share— 100,000,000 shares authorized; 18,776,986 and 18,816,986 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	188	188
Additional-paid in capital	220,833	219,294
Retained earnings	33,406	28,948

Total stockholders’ equity	254,427	248,430

Total liabilities and stockholders' equity	$267,778	$270,750

Bankrate, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
Revenue	$38,337	$42,463
Cost of revenue (1)	14,995	16,406

Gross margin	23,342	26,057

Operating expenses (1):
Sales	2,434	2,078
Marketing	2,477	2,828
Product development	1,817	1,702
General and administrative	5,513	6,790
Depreciation and amortization	2,983	1,797

	15,224	15,195

Income from operations	8,118	10,862

Interest income	10	846

Income before income taxes	8,128	11,708
Income tax expense	3,413	4,874

Net income	$4,715	$6,834

Basic and diluted net income per share:
Basic	$0.25	$0.36

Diluted	$0.25	$0.35

Shares used in computing basic net income per share	18,808,819	18,880,521
Shares used in computing diluted net income per share	19,203,903	19,607,246

(1) Includes share-based compensation expense as follows:

Cost of revenue	$372	$603
Other expenses:
Sales	579	495
Marketing	178	196
Product development	233	267
General and administrative	649	1,855

	$2,011	$3,416

Bankrate, Inc.

Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2009	2008
Revenue	$38,337	$42,463
Cost of revenue	14,623	15,803

Gross margin	23,714	26,660

Operating expenses:
Sales	1,855	1,583
Marketing	2,299	2,632
Product development	1,584	1,435
General and administrative	4,864	4,935
Share-based compensation expense (1)	2,011	3,416
Depreciation and amortization	2,983	1,797

	15,596	15,798

Income from operations	8,118	10,862

Interest income	10	846

Income before income taxes	8,128	11,708
Income tax expense	3,413	4,874

Net income	$4,715	$6,834

Basic and diluted net income per share:
Basic	$0.25	$0.36

Diluted	$0.25	$0.35

Adjusted EPS	$0.31	$0.46

Shares used in computing basic net income per share, GAAP basis	18,808,819	18,880,521
Shares used in computing diluted net income per share, GAAP basis	19,203,903	19,607,246
Shares used in computing diluted net income per share, Non-GAAP basis	19,566,808	19,859,396

(1)	See reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income.

Bankrate, Inc.

Non-GAAP Measures Reconciliation

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
EBITDA-
Income from operations, GAAP basis	$8,118	$10,862
Depreciation and amortization	2,983	1,797

EBITDA	$11,101	$12,659

Adjusted EBITDA-
Income from operations, GAAP basis	$8,118	$10,862
Share-based compensation expense	2,011	3,416
Depreciation and amortization	2,983	1,797

Adjusted EBITDA	$13,112	$16,075

Adjusted EPS-
Net income, GAAP basis	$4,715	$6,834
Share-based compensation expense, net of tax	1,368	2,240

Net income excluding share-based compensation expense-	$6,083	$9,074

Adjusted EPS	$0.31	$0.46

Operating EPS-
Net income, GAAP basis	$4,715	$6,834
Share-based compensation expense, net of tax	1,368	2,240
Intangibles amortization, net of tax	1,592	872
Interest income, net of tax	(6)	(508)

Net income excluding share-based compensation expense, intangibles amortization and interest income	$7,669	$9,438

Operating EPS	$0.39	$0.48

Shares used in computing basic net income per share, GAAP basis	18,808,819	18,880,521

Shares used in computing diluted net income per share, GAAP basis	19,203,903	19,607,246
Impact of applying SFAS No. 123R	362,905	252,150

Shares used in computing diluted net income per share, excluding the impact of applying SFAS No. 123R	19,566,808	19,859,396

Bankrate, Inc.

Condensed Consolidated Statements of Income

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	GAAP	Three Months Ended March 31, 2009 Adjustments (1)	Non-GAAP	GAAP	Three Months Ended March 31, 2008 Adjustments (1)	Non-GAAP
Revenue	$38,337	$—	$38,337	$42,463	$—	$42,463
Cost of revenue	14,995	(372)	14,623	16,406	(603)	15,803

Gross margin	23,342	372	23,714	26,057	603	26,660

Operating expenses:
Sales	2,434	(579)	1,855	2,078	(495)	1,583
Marketing	2,477	(178)	2,299	2,828	(196)	2,632
Product development	1,817	(233)	1,584	1,702	(267)	1,435
General and administrative	5,513	(649)	4,864	6,790	(1,855)	4,935
Share-based compensation expense	—	2,011	2,011	—	3,416	3,416
Depreciation and amortization	2,983	—	2,983	1,797	—	1,797

	15,224	372	15,596	15,195	603	15,798

Income from operations	8,118	—	8,118	10,862	—	10,862

Interest income, net	10	—	10	846	—	846

Income before income taxes	8,128	—	8,128	11,708	—	11,708
Provision for income taxes	3,413	—	3,413	4,874	—	4,874

Net income	$4,715	$—	$4,715	$6,834	$—	$6,834

Basic and diluted net income per share:
Basic	$0.25	$—	$0.25	$0.36	$—	$0.36

Diluted	$0.25	$—	$0.25	$0.35	$—	$0.35

Shares used in computing basic net income per share	18,808,819	—	18,808,819	18,880,521	—	18,880,521
Shares used in computing diluted net income per share	19,203,903	362,905	19,566,808	19,607,246	252,150	19,859,396

(1)	Adjustments for the impact of applying SFAS No. 123R